UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                    -----------------------------------------


                                    FORM 8-K



                                 CURRENT REPORT


REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


              Date of Report (Date of event reported) December 18, 1997



                           Commission File No. 0-25766


                     Community Bank Shares of Indiana, Inc.


             (Exact name of registrant as specified in its charter)



                    Indiana                       35-1938254
             (State or other jurisdiction of   (I.R.S. Employer
             incorporation or organization)    Identification Number)



           202 East Spring St., PO Box 939, New Albany, Indiana 47150
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code 1-812-944-2224




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         This Current Report on Form 8-K is being filed to report the execution of a definitive agreement providing for the affiliation of NCF Financial Corp. of Bardstown, Kentucky, with Community Bank Shares of Indiana, Inc.


         The following press release is hereby filed as an exhibit with this report:

 Community Bank Shares, of Indiana, Inc., and NCF Financial Corp. Announce
                             Merger Agreement.

         C. Thomas Young, Chairman of the Board of Community Bank Shares,
Inc. and A.E. Bowling, President and Chairman of NCF Financial Corp. of Bardstown, Kentucky, today announced execution of a definitive agreement providing for the affiliation of NCF with Community Bank Shares. Community Bank Shares' current banking affiliates are Community Bank of New Albany, IN, and Heritage Bank of Jeffersonville, IN.
         Young stated, "Community Bank Shares strategic plan for the expansion of it's unique approach to community banking focuses on forming partnerships with well-run community bank's like NCF Bank and Trust, of Bardstown, in Nelson County." He continued, "NCF Financial Corp. and its affiliate NCF Bank and Trust's philosophy and ours are a great match, the kind of match that successful partnerships are built on."
         Bowling, stated that, "Community Bank Shares philosophy of aggressive community based banking through locally managed affiliate banks, with their own local Board of Directors and supported by a shared core of sophisticated operating systems and support services, is a concept that our board of directors and management subscribes to. We know that our affiliation with Community Bank Shares will enhance NCF's already strong performance, and commitment to our community. Our affiliation with Community Bank Shares will broaden the access of our customers to innovative financial products and services like, investment services and products, insurance, on-line banking, and a full spectrum of business deposit and loan services."
         The Definitive Agreement, is subject to approval by state and federal bank regulatory agencies as well as the shareholders of NCF Financial corporation. Mr. Young noted that "the merger is structured as a tax free exchange of stock with a market value to NCF Financial Shareholders of $15,380,000 at Community Bank Shares current market price and based upon the agreed exchange rate of .935 shares of Community Bank Shares stock for each share of NCF Financial stock." He commented, that the transaction will be accounted for as a pooling of interest. The transaction is expected to close by April 6, 1998 or sooner, noted Mr. Young.
          With the addition of NCF, Community Bank Shares and it's affiliates will serve customers through 9 banking locations in Southern Indiana and Nelson County, KY with combined total assets of $300,000,000 and consolidated capital in excess of $39,000,000. Community Bank Shares, Inc. is traded on the NASDAQ small cap market, under call symbol CBIN.

Discussions in this release that are not statements of historical fact (including statements in the future tense and those which include terms such as "believe", "expect", and "anticipate") are forward-looking statements that involve risks and uncertainties, and the company's actual future results could materially differ from those discussed. Factors that could cause or contribute to such differences include, but are not limited to, the company's future lending and collections experience, the effects of acquisitions, competition from other institutions, changes in the banking industry an its regulation, needs for technological change, and other factors, including those which are discussed in the company's filings with the Securities and Exchange Commission.

                     COMMUNITY BANK SHARES OF INDIANA, INC.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned thereunto duly authorized


                                                     COMMUNITY BANK SHARES
                                                     OF INDIANA, INC.
                                                     (Registrant)



Dated    December 17, 1997                      BY: /S/  Robert E. Yates
---------------------------------------             --------------------------
                                                        Robert E. Yates
                                                        President and CEO


Dated    December 17, 1997                      BY: /S/ James M. Stutsman
---------------------------------------             --------------------------
                                                        James M. Stutsman
                                                        Chief  Financial Officer